EXHIBIT 15.1




The Board of Directors
PennCorp Financial Group, Inc.:

Re:   William M. McCormick Warrant Plan

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our reports dated May 15, 1997 (except as to note 8 which is as of November 14, 1997), August 14, 1997 (except as to note 8 which is as of November 14, 1997) and November 14, 1997, related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                    Very truly yours,

                                       /s/ KPMG Peat Marwick LLP
                                    --------------------------------------------
                                    KPMG PEAT MARWICK LLP



Raleigh, North Carolina
March 23, 1998



                                  1